Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT

This Second Amendment (this “Amendment”), dated as of March 8, 2018 by and between JPP, LLC and JPP II, LLC, each a Delaware limited liability company (together “JPP” or, the “Lender”), SEARS, ROEBUCK AND CO. (“Sears”), KMART STORES OF ILLINOIS LLC, KMART OF WASHINGTON LLC, KMART CORPORATION (“KMART”), SHC DESERT SPRINGS, LLC, INNOVEL SOLUTIONS, INC., SEARS HOLDINGS MANAGEMENT CORPORATION, MAXSERV, INC., TROY COOLIDGE NO. 13, LLC, SEARS DEVELOPMENT CO. and BIG BEAVER OF FLORIDA DEVELOPMENT, LLC, collectively as borrower (individually or collectively, as the context may require, jointly and severally, together with their respective permitted successors and assigns, “Borrower”), amends that certain Second Amended Restated Loan Agreement, dated as of October 18, 2017 (as amended by that certain Amendment to Second Amended and Restated Loan Agreement, dated as of October 25, 2017, as it may be further amended and restated, the “Loan Agreement”; all capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement).

WHEREAS, on October 18, 2017, Lender and Borrower entered into the Loan Agreement;

WHEREAS, on October 25, 2017, Lender and Borrower amended the Loan Agreement pursuant to that certain Amendment to Loan Agreement;

WHEREAS, Lender and Borrower desire to further amend the Loan Agreement;

NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby represent, warrant, covenant and agree as follows:

Section 1. Amendment of Loan Documents. Lender and Borrower hereby agree to amend the terms of the Loan Agreement as follows:

(a) The following definitions are hereby added to the list of definitions:

““Interest Determination Date” means, in connection with the calculation of interest accrued for any Interest Accrual Period, the second Business Day preceding the first day of such Interest Accrual Period.”

““LIBOR” means the rate per annum calculated as set forth below:

On each Interest Determination Date, LIBOR for the applicable period will be the rate for deposits in United States dollars for a one-month period which appears as the London interbank offered rate on the display designated as “LIBOR01” on the Reuters Screen (or such other page as may replace that page on that service, or such page or replacement therefor on any successor service) as the London interbank offered rate as of 11:00 a.m., London time, on such date.

All percentages resulting from any calculations or determinations referred to in this definition will be rounded upwards to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).”

“Prime Rate” means the “prime rate” published in the “Money Rates” section of The Wall Street Journal. If The Wall Street Journal ceases to publish the “prime rate,” then Lender shall select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall reasonably select a comparable interest rate index.

“Prime Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest equal to the Prime Rate plus the Prime Rate Spread.

“Prime Rate Spread” means, in connection with any conversion of the Note A-1 to a Prime Rate Loan, the amount obtained by subtracting (x) the Prime Rate, determined as of the Interest Determination Date for which LIBOR was last available, from (y) the per annum interest rate payable hereunder in respect of such Note Component A-1 while the Loan was accruing interest at LIBOR, determined as of the Interest Determination Date for which LIBOR was last available; provided, however, that if the amount so obtained is a negative number, then the Prime Rate Spread shall be zero.

““Second Amendment Date” means March 8, 2018.”

(b) The definition of Initial Second Lien Advance Amount is hereby amended and restated in its entirety:

““Initial Second Lien Advance Amount” means has the meaning set forth in Section 1.1(a).”

(c) The definition of “Interest Rate” is hereby deleted in its entirety and replaced with the following:

“Interest Rate” means (i) with respect to Note Component A-1, the sum of (A) 9%, plus (B) the greater of (x) the LIBOR Floor or (y) LIBOR, determined as of the Interest Determination Date immediately preceding such Interest Accrual Period (except that at any time that the Loan is a Prime Rate Loan, such rate per annum shall be the sum of the applicable Prime Rate Spread plus the Prime Rate, determined as of the Interest Determination Date immediately preceding such Interest Accrual Period); and (ii) with respect to Note Component A-2 and Note B, 11% per annum.

(c) The definition of “Allocated Loan Amount” is hereby deleted in its entirety and replaced with the following:

““Allocated Loan Amount” means, with respect to each Property, the portion of the Principal Indebtedness allocated thereto as set forth next to such Property on the Property List.”

(d) The definition of “Property List” is hereby deleted in its entirety and replaced with the following:

““Property List” means the list of real properties certified to Lender in the officer’s certificate of Borrower, dated as of Second Amendment Date, and delivered to Lender.”

(d) The following is added at the end of Section 1.1(a):

“On the Second Amendment Date, Lender made an additional advance to Borrower in the amount of $100,000,000 (the “Second Amendment Date Advance Amount”) evidenced by Note Component A-1 . As of the Second Amendment Date and as adjusted to reflect repayments of the Principal Indebtedness in accordance with the terms hereof and the Second Amendment Date Advance Amount: (i) the portion of the Principal Indebtedness evidenced by Note A is $521,877,509.22, (ii) the portion of the Principal Indebtedness evidenced by Note Component A-1 is $479,180,837.99, (iii) the portion of the Principal Indebtedness evidenced by Note Component A-2 is $42,696,671.23, (iv) the portion of the Principal Indebtedness evidenced by Note B is $100,000,000 and (v) the aggregate Principal Indebtedness is $621,877,509.22. In connection with the advance of the Second Amendment Date Advance Amount, Borrower agrees to use its reasonable best efforts to cooperate with Lender to consolidate the Loan (and the Collateral secured hereunder) with one or more loans secured by real property (and the collateral secured thereunder) in which the Lender holds an interest, provided that the consolidated loans have a maturity date of not earlier than July 20, 2020 and on such other terms as acceptable to the Lender and Borrower.”

(e) Section 1.1(c) is hereby deleted in its entirety and replaced with the following:

“As of the date hereof, the Loan is secured by each of the Initial Properties and the outstanding Indebtedness of Borrower under Note Component A-2 and Note B is further secured by each of the Secondary Properties. For the avoidance of doubt, any Lien on the Secondary Properties securing repayment of Note Component A-2 and Note B shall be subject and subordinate to the Liens securing the Cascade Loan.”

(f) A new Section 1.1(e) is hereby added immediately following Section 1.1(d):

“Section 1.1(e): In the event that Lender determines in good faith as of any Interest Determination Date that adequate and reasonable means do not exist for ascertaining LIBOR, then the Loan shall be converted to a Prime Rate Loan effective as of the first day of the Interest Accrual Period corresponding to such Interest Determination Date and Lender shall give notice thereof to Borrower (which may be by telephone or e-mail, followed promptly by written notice) prior to the next succeeding Payment Date. Except as provided in this Section, the Loan shall at all times be a LIBOR Loan. In no event shall Borrower have the right to convert a LIBOR Loan to a Prime Rate Loan.”

Section 2. Waiver. Pursuant to Sections 1.5 and 1.6 of the Loan Agreement, Borrower has the right to obtain the release of one of more of the Properties from the Liens of the Loan Documents in connection with an arm’s length Transfer of such Property, subject to the satisfaction of certain conditions, including that Borrower make a payment to Lender, as repayment of the Indebtedness, in an amount equal to the applicable Release Price. Borrower intends to sell the Property located in Warren, OH (the “Warrant Property”), for a price less than the Release Price but in any case not less than $19,950,000 (the “Minimum Warren Release Price”) and the Property located in Melrose, IL (the “Melrose Property”) for a price less than the Release Price, but in any case not less than $15,200,000 (the “Minimum Melrose Release Price”). Borrower shall apply the entire net cash proceeds of the sales as a payment to Lender as repayment of the Indebtedness. Lender hereby consent to release its Liens on the Warren Property and the Melrose Property as of the time of sale, notwithstanding that the payment to Lender will be less than the Release Price; provided, that the sale proceeds paid to Lender as repayment of the Indebtedness are no less than the Minimum Warren Release Price and the Minimum Melrose Release Price, as applicable.

Section 2. Miscellaneous.

(a) All of the terms and conditions of the Loan Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein. Except as expressly amended hereby, the Loan Agreement and each of the other Loan Documents remains in full force and effect in accordance with its terms.

(b) Borrower hereby represents and warrants that (i) Borrower has the power and authority to enter into this Amendment, to perform its obligations under the Loan Agreement as amended hereby, (ii) Borrower has by proper action duly authorized the execution and delivery of this Amendment by Borrower and (iii) this Amendment has been duly executed and delivered by Borrower and constitutes Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law.

(d) Borrower hereby (1) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Loan Agreement and each of the other Loan Documents, (2) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of the Loan Agreement as amended hereby and the other Loan Documents, in each case, without impairment, and (3) represents, warrants and covenants that it is not in default under the Loan Agreement or any of the other Loan Documents beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against the Indebtedness.

(e) Sears Holdings Corporation hereby (1) unconditionally approves and consents to the execution by Borrower of this Amendment and the modifications to the Loan Documents effected thereby, (2) unconditionally ratifies, confirms, renews and reaffirms all of its obligations under the Guaranty and the Environmental Indemnity (collectively, the “Guarantor Documents”), (3) acknowledges and agrees that its obligations under the Guarantor Documents remain in full force and effect, and shall continue to remain in full force during each Extension Term, binding on and enforceable against it in accordance with the terms, covenants and conditions of such documents without impairment and reaffirms such obligations under the Guarantor Documents to guaranty the obligations of Borrower under the Loan Agreement and other Loan Documents, and (4) represents, warrants and covenants that (i) it is not in default under the Guaranty beyond any applicable notice and cure periods, (ii) there are no defenses, offsets or counterclaims against its obligations under the Guaranty and (iii) it has the power and authority to enter into this Amendment and has by proper action duly authorized its execution and delivery of this Amendment.

(f) Borrower shall reimburse Lender for all reasonable out-of-pocket fees and expenses of legal counsel incurred by Lender in connection with this Amendment.

(g) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Amendment.

[Signatures appear on following page]

IN WITNESS WHEREOF, for good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the parties hereto have executed and delivered this Amendment as of the date first hereinabove set forth.

LENDER:

JPP, LLC, a Delaware limited liability company

By:	/s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Authorized Signatory

JPP II, LLC, a Delaware limited liability company

By:	/s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Authorized Signatory

SEARS, ROEBUCK AND CO., a New York corporation

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

KMART CORPORATION, a Michigan corporation

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

KMART STORES OF ILLINOIS LLC, an Illinois limited liability company

By: Kmart Corporation, a Michigan corporation, as Sole Member

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

KMART OF WASHINGTON LLC, a Washington limited liability company

By: Kmart Corporation, a Michigan corporation, as Sole Member

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

SHC Desert Springs, LLC, a Delaware limited liability company

By: Kmart Corporation, a Michigan corporation, as Sole Member

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

INNOVEL SOLUTIONS, INC., a Delaware corporation

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President

Solely with respect to Section 3(e) hereof:

GUARANTOR:

SEARS HOLDINGS CORPORATION, a Delaware corporation

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer